UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  October 26, 2021

MARPAI, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-40904	86-1916231
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

5701 East Hillsborough Avenue, Suite 1417
Tampa, Florida	33610
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:	(646) 303-3483

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Ticker symbol(s)	Name of each exchange on which registered
Class A Common Stock, par value $0.0001 per share	MRAI	The NASDAQ Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry Into a Material Definitive Agreement

On October 26, 2021, Marpai, Inc., a Delaware corporation (the “Company”) entered into an Underwriting Agreement dated as of October 26, 2021 (the “Underwriting Agreement”) with ThinkEquity, LLC, as representative of the underwriters named therein (collectively, the “Underwriters”), in connection with its initial public offering. The Company previously filed the form of underwriting agreement as an exhibit to its Registration Statement on Form S-1 (File No. 333-258029 ) (the “Registration Statement”). On October 26, 2021, the Company announced the pricing of its inital public offering of 6,250,000 shares of class A common stock, par value $0.0001 per share (“common stock”) for a price of $4.00 per share, less certain underwriting discounts and commissions. The Company also granted the Underwriters a 45-day option to purchase up to 937,500 additional shares of the Company’s common stock on the same terms and conditions for the purpose of covering any over-allotments in connection with the initial public offering. The Underwriters exercised the over-allotment option in full on October 28, 2021.

The initial public offering, including the sale of the 937,500 over-allotment option shares, closed on October 29, 2021 and was made pursuant to the Registration Statement, which was declared effective by the Securities and Exchange Commission (the “SEC”) on October 26, 2021. A final prospectus describing the terms of its initial public offering was filed with the SEC on October 28, 2021 and is available on the SEC’s website located at http://www.sec.gov.

The net proceeds to the Company from its initial public offering and the exercise in full of the over-allotment option are approximately $24.8 million, after deducting underwriting commissions and offering expenses. The Company intends to use the net proceeds from its initial public offering to fund research and development which includes hiring new A.I. scientists and acquiring data from third parties, sales and marketing activities, to repay approximately $0.8 million of debt, for working capital, general corporate purposes, and potential acquisitions.

This Current Report on Form 8-K contains forward-looking statements that involve risks and uncertainties, such as statements related to the use of proceeds from the initial public offering, as well as other risks detailed from time to time in the Company’s filings with the SEC.

A copy of the Underwriting Agreement is filed as Exhibit 1.1 to this Current Report on Form 8-K and is incorporated herein by reference. The foregoing description of the Underwriting Agreement does not purport to be complete and is qualified in its entirety by reference to the complete text of the Underwriting Agreement.

Item 8.01 Other Events

On October 26, 2021, the Company issued a press release announcing the pricing of the initial public offering. A copy of this press release is attached as Exhibit 99.1 hereto and is incorporated herein by reference. On October 29, 2021, the Company issued a press release announcing the closing of the initial public offering and the exercise in full of the underwriters’ over-allotment option. A copy of this press release is attached as Exhibit 99.2 hereto and is incorporated herein by reference

Item 9.01 Financial Statements and Exhibits.

Exhibit No.	Description
1.1	Underwriting Agreement dated October 26, 2021 between the Registrant and ThinkEquity LLC
99.1	Press Release dated October 26, 2021
99.2	Press Release dated October 29, 2021

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MARPAI, INC.

Date: November 1, 2021	By:	/s/ Edmundo Gonzalez

Name: Edmundo Gonzalez
Title: Chief Executive Officer